SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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EVCI Career Colleges Incorporated

(Name of Registrant as Specified In Its Charter)

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TO OUR STOCKHOLDERS:

     You are cordially invited to attend our 2004 Annual Stockholders’ Meeting to be held at Zuppa Restaurant, 59-61 Main Street, Yonkers, N.Y. 10701, on Tuesday, July 27, 2004, at 11:00 a.m. local time.

     We have attached a Notice of Annual Meeting of Stockholders and Proxy Statement that discuss the matters to be presented at the meeting.

     At this year’s meeting, we will be asking our stockholders to elect Royce N. Flippin, Jr. and me as directors and to approve:

  a change of our name to EVCI Career Colleges Holding Corp., which more accurately reflects our continuing business activities.

  the adoption of the 2004 Incentive Stock Plan and the grants of options to our chairman, our chief financial officer and me. Our board of directors strongly prefers stock incentives over cash payments as ways to attract and retain our key personnel. We can use the cash for other purposes and can also further align the interests of management with our stockholders as we continue to meet our goals of increasing shareholder value by improving our performance and increasing our profitability.

  the ratification of the selection of our independent auditors.

     We hope that you will come to the Annual Meeting in person. Even if you plan to come, we strongly encourage you to vote now. Instructions on voting by Internet, telephone or mail are shown on your proxy and in the Proxy Statement. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted. Your vote is important and will be greatly appreciated.

     If you have any questions about the matters to be voted on at the Annual Meeting or you need help voting your shares, please call MacKenzie Partners, Inc., who is assisting us with the solicitation of proxies, at (800) 322-2885.

Dr. John J. McGrath
Chief Executive Officer and President

1 Van Der Donck Street, 2nd Floor, Yonkers, NY 10701     TEL (914) 623-0700
FAX (914) 964-8222     www.evcicareercolleges.com

EVCI Career Colleges Incorporated
__________________________

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TIME		11 a.m., local time, on Tuesday, July 27, 2004.

PLACE		Zuppa Restaurant, 59-61 Main Street, Yonkers, N.Y. 10701.

PURPOSES	•	To elect two members of Class 2 of the Board of Directors to serve three year terms.

	•	To approve an amendment of our certificate of incorporation that changes our name to EVCI Career Colleges Holding Corp.

	•	To approve the 2004 Incentive Stock Plan.

	•	To approve option grants for executive officers.

	•	To ratify the selection of Goldstein Golub Kessler LLP as our independent auditors for the 2004 fiscal year.

	•	To transact any other business that properly comes before the Meeting or any adjournment of the Meeting.

RECORD DATE		You can vote if you were a stockholder of record at the close of business on June 7, 2004.

By order of the Board of Directors

Joseph D. Alperin Secretary

June 18, 2004
Yonkers, New York

HOW TO VOTE

Your vote is important. You may vote on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

EVCI CAREER COLLEGES INCORPORATED

Proxy Statement

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE SOLICITATION

     We are sending you these proxy materials in connection with the solicitation by the Board of Directors of EVCI Career Colleges Incorporated (Nasdaq: EVCI) of proxies to be used at EVCI’s Annual Meeting of Stockholders to be held on Tuesday, July 27, 2004, and at any adjournment or postponement of the Meeting. “We”, “our”, “us” and “EVCI” all refer to EVCI Career Colleges Incorporated. We refer to our wholly-owned subsidiary Interboro Institute, Inc., as “Interboro.” The proxy materials are first being mailed on or about June 18, 2004.

Who may vote

     You will only be entitled to vote at the Annual Meeting if our records show that you held your shares on June 7, 2004. At the close of business on June 7, 2004, a total of 12,185,009 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

How to vote

     If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares as described below.

     If you vote by telephone or on the Internet you do not need to return your proxy card. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 8:00 p.m. on July 26, 2004.

     Vote by telephone

     You can vote by calling the toll-free number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., Puerto Rico and Canada, see your proxy card for additional instructions.

     Vote on the Internet

     You also can vote on the Internet. The Website for Internet voting is indicated on your proxy card. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

     Vote by mail

     If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to Continental Stock Transfer and Trust Company in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to EVCI Career Colleges Incorporated, c/o Continental Stock Transfer and Trust Company, 17 Battery Place, New York N.Y. 10004, Attention Proxy Department, 8th floor.

     Voting at the Annual Meeting

     The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

     All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

How to revoke your proxy

     You may revoke your proxy at any time before it is voted. If you are a record stockholder, you may revoke your proxy in any of the following ways:

  by giving notice of revocation at the Annual Meeting.

  by timely delivery of written instruction revoking your proxy to the Secretary of EVCI Career Colleges Incorporated, 1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701.

  by timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet.

  by voting in person at the Annual Meeting.

How votes will be counted

     The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Meeting. If you have returned a valid proxy or are a record holder and attend the Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. Abstentions and broker “non-votes” are also counted in determining whether a quorum is present. A “broker non vote” occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

     If a quorum is not present at the Annual Meeting, a majority of the shares present, in person or by proxy, has the power to adjourn the Meeting from time to time until a quorum is present. Other than announcing at the Annual Meeting the time and place of the adjourned Meeting, no notice of the adjournment will be given to stockholders unless required because of the length of the adjournment.

     Directors will be elected by a plurality of the votes cast.

     The affirmative vote of a majority of the outstanding shares of our common stock is required to approve the proposed amendment of our certificate of incorporation.

     The votes cast “for” must exceed the cast “against” to approve each other matter voted on at the Meeting.

     Abstentions and broker “non-votes” are not counted in the election of directors or the approval of any other matter.

     Votes that are withheld or shares that are not voted will have the same legal effect as a vote against the proposed amendment of our certificate of incorporation but will have no effect on the outcome of any other matter voted on.

List of stockholders

     The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 1 Van Der Donck Street, 2nd Floor, Yonkers, NY 10701.

Cost of this proxy solicitation

     We will pay the cost of the proxy solicitation. We have retained the services of MacKenzie Partners, Inc. to assist us in the solicitation of proxies. We will pay MacKenzie Partners a fee of $5,000 for its services and will reimburse it for certain expenses estimated to be not more than $5,000. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. We expect that some of our officers, directors and employees will solicit proxies by telephone, facsimile, e-mail, or personal contact. None of these officers, directors or employees will receive any additional or special compensation for doing this.

ELECTION OF DIRECTORS

General

     Our Board of Directors has seven members and is divided into three classes. Class 1 has three directors and Classes 2 and 3 have two directors. Each Class is normally elected for a three-year term. Class 2 will be elected at the 2004 Annual Meeting for a three-year term expiring at our 2007 Annual Meeting.

     Your proxy will be voted FOR the election of the two management nominees named below who are members of Class 2, unless you withhold authority to vote for any or all of the nominees. Management has no reason to believe that a nominee will be unwilling or unable to serve as a director. However, if a nominee is unwilling or unable to serve, your proxy will be voted for another nominee designated by our Board of Directors.

Director nominees

     The following are management’s Class 2 director nominees.

Name	Director Since

Dr. John J. McGrath	1997
Royce N. Flippin, Jr.	1999

Directors and executive officers

     The following table lists our directors and executive officers.

Name	Age	Positions with EVCI and Interboro Institute, Inc.

Dr. Arol I. Buntzman(1)	61	Chairman of the Board and director of EVCI,
		Chairman of the Board and Chancellor of Interboro

Dr. John J. McGrath(1)	51	Chief Executive Officer and President and director of EVCI
		and Chief Executive Officer and Vice Chairman of the Board
		of Interboro

Richard Goldenberg(1)	58	Chief Financial Officer and director of
		EVCI and Chief Financial Officer of Interboro

Joseph D. Alperin(1)	61	EVCI’s General Counsel, Vice President for
		Corporate Affairs and Secretary

Royce N. Flippin, Jr.(2)	70	EVCI director and Audit Committee member

Philip M. Getter(2)	67	EVCI director and Audit Committee Chairman

Dr. Donald Grunewald(2)	70	EVCI director and director of Interboro

Elie Housman(2)	67	EVCI director and Audit Committee member

(1)	Executive officer.
(2)	Independent director under the rules of The Nasdaq Stock Market.

     Biographical information provided to us by our directors and executive officers follows.

     Dr. Arol I. Buntzman has served as Chairman of the Board of EVCI since its inception in March 1997 and Chairman of the Board of Interboro since it was acquired by us in January 2000. He also served as EVCI’s Chief Executive Officer from March 1998 through December 2002 and Interboro’s Chief Executive Officer from January 2000 through December 2002. He became Chancellor of Interboro on January 1, 2003. From September 1992 through July 1995, he was an adjunct professor and the director of the weekend program, a college program for working adults, at Mercy College, Dobbs Ferry, New York.

     Dr. Buntzman received a doctorate in education through the executive leadership program of Fordham University’s Graduate School of Education in May 1995, a professional diploma in educational administration from Fordham University’s Graduate School of Education in May 1993 and a Masters of Business Administration from Arizona State University in September 1970. His doctoral dissertation focused on using live interactive video conferencing as an educational delivery method for graduate education programs.

     Dr. John J. McGrath served as President of EVCI from its inception until January 1, 2003, when he became Chief Executive Officer and President of EVCI and Chief Executive Officer of Interboro. He has served as a director of EVCI since its inception. He has also been Vice Chairman of the Board of Interboro since January 2000.

     From January 1995 to February 1997, Dr. McGrath served as Special Assistant to the President of Mercy College, Dobbs Ferry, New York. From September 1992 through December 1994, he served as Assistant Vice-President for extension centers of Mercy College where he was responsible for establishing and managing seven college extension centers in New York City and Westchester County, New York. He also served as the Dean of the White Plains Campus of Mercy College from 1990 through 1993.

     Dr. McGrath holds a Ph.D. from the Fordham University of Graduate School of Arts and Sciences, with a specialization in law and criminal justice.

     Richard Goldenberg has served as Chief Financial Officer of EVCI from its inception and Chief Financial Officer of Interboro since January 2000. He has been a director of EVCI since its inception and a director of Interboro since January 2000. From 1986 through September 1996, he served as Vice-President, Treasurer and Secretary of Celadon Group, Inc., a publicly traded transportation company. He has a B.B.A. in accounting from Baruch College, CUNY.

     Joseph D. Alperin has served as EVCI’s General Counsel and Vice President for Corporate Affairs since joining EVCI on January 1, 2004. For more than 35 years prior thereto he was in private practice, including as securities and mergers and acquisitions counsel to EVCI since 1997 while a partner at Fischbein Badillo Wagner Harding in New York City. Mr. Alperin received his J.D. degree from Fordham University.

     Dr. Donald Grunewald has served as a director of EVCI since February 2003 and a director of Interboro since January 2000. Since 1986, he has been a Professor of Management at the Hagan School of Business of Iona College, in New Rochelle, New York. From 1972 to 1984, he was President and Chief Executive Officer of Mercy College. While he headed Mercy College it grew substantially, including by increasing its enrollment from 1,500 undergraduate students to more than 10,000 undergraduate and graduate students, significantly increasing the size of its main campus, opening a branch campus in Yorktown Heights, New York and opening an extension in each of the Bronx, Yonkers, Peekskill and White Plains, New York.

     Since 1991, Dr. Grunewald has been President of Adam Smith University, a correspondence school he co-founded, initially to help military personnel obtain equivalent degrees. It operates from Liberia and the Commonwealth of the Northern Mariana Islands, and currently serves international students, primarily in developing countries in Africa, Asia, and Latin America.

     Dr. Grunewald has published widely on business and management related topics. He received an A.M., M.B.A. and D.B.A. degree from Harvard University. His D.B.A. focus was in business administration and government policy.

     Royce N. Flippin, Jr. has been a director and a member of EVCI’s Audit Committee since February 1999. He has served, since 1992, as President of Flippin Associates, a consulting firm focusing on the development of resources, programs and new markets and human resource management for career planning, communication and leadership skills. After serving as a tenured professor and Director of Athletics at MIT from 1980 to 1992, he was a director of program advancement at MIT from 1992 to 1999, in which capacity he provided consulting services to the MIT Office of Individual Giving – Resource Development regarding projects that include technology transfers, individual gift bequests and the recently dedicated MIT athletic center. Between August 2000 and January 2004, Mr. Flippin was a senior managing director of Universal Genesis, LLC, a privately owned financial services and development company. Mr. Flippin is a Trustee or Board member of several profit and non-profit organizations, including Ariel Investment Trust, a mutual fund management company, and The Princeton Club of New York. Mr. Flippin holds a B.A. degree from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business Administration.

     Philip M. Getter has been a director since May 1999 and a member [and Chairman] of EVCI’s Audit Committee since November 2001. Since December 2000, he has been a partner of DAMG Capital LLC, an investment bank. From March 1996 to December 2000, he served as a managing director and head of corporate finance of Prime Charter Ltd., the lead underwriter of EVCI’s IPO. Mr. Getter has more than 30 years of experience in the securities industry. From 1975 to 1982, he was Chairman and Chief Executive Officer of Generics Corporation of America, a public company that was one of the largest generic drug companies in the U.S. He has been a member of the League of American Theatres and Producers, serves as advisor to the American Theatre Wing and is a Trustee of the Kurt Weill Foundation for Music. Mr. Getter has produced events for Broadway, film and television. Mr. Getter received his B.S. in industrial relations from Cornell University.

     He is chairman of the audit committees of InkSure Technologies Inc. (Nasdaq: INKS.OB) and ICTS International N.V. (Nasdaq: ICTS). InkSure specializes in comprehensive security solutions designed to protect branded products and documents of value from counterfeiting, fraud and diversion. ICTS is principally engaged in providing manpower-based aviation security services in the Netherlands and non-security related manpower-based general aviation services in the United States.

     Elie Housman has been a director and member of EVCI’s Audit Committee since February 2002. Since June 2001, he has been an independent consultant. Prior thereto for more than 10 years, Mr. Housman was a principal and then a consultant to Charterhouse Group International, Inc., a private equity firm. He is Chairman of the Board of InkSure Technologies Inc. and a director of ICTS International N.V. and Top Image Systems, Ltd. (Nasdaq: TISA). Top Image is a provider of digital information recognition, data capture and content delivery solutions for forms processing, e-forms and mobile applications. Mr. Housman received a B.A. and M.A. in economics from the New School for Social Research.

     Executive officers of EVCI are appointed by the Board of Directors and serve at the discretion of the Board, subject to the terms of applicable employment agreements. There are no family relationships among any of the directors or executive officers of EVCI.

Board meetings and Audit Committee

     Since February 2003, our Board of Directors has consisted of seven members, of whom four have been, and continue to be, independent under the rules of The Nasdaq Stock Market. During 2003, our Board of Directors met eight times.

     The Board has an Audit Committee comprised of three independent directors.

     While the Board did not have a formal compensation committee during 2003, the employment agreements, change of control agreements, salary levels and bonuses of our executive officers were considered and approved by at least a majority of our four independent directors while they met together without our employee Board members. At the Board meeting scheduled to immediately follow our 2004 Annual Meeting, the Board will establish a compensation committee comprised solely of independent directors.

     Historically our entire Board has selected nominees for election as directors. The Board believes this process has worked well thus far particularly since it has been the Board’s practice to require unanimity of Board members with respect to the selection of director nominees. However, at the Board meeting scheduled to immediately follow our Annual Meeting, the Board will establish a nominating committee comprised solely of independent directors.

     Recently, the Board adopted a resolution regarding the selection of director nominees by management and by our stockholders. The substance of that resolution follows.

     While no single factor should be determinative, in order to have a Board with skills and attributes needed to function effectively, the following factors should be considered by the Board in the process of selecting nominees for election as directors by the Board or by the stockholders:

  if not an EVCI employee, the ability to be an independent director educational background, work experience and business acumen generally willingness and ability to dedicate the time and resources necessary for the diligent performance of the duties of an EVCI director professional experience that is relevant to EVCI’s business and strategic plans character and ethics

  reputation in the business community

  previous service on boards, including public companies

  a desire and ability to help enhance stockholder value

  actual or potential conflicts of interest

  whether the person has any history of criminal convictions or violations of governmental rules and regulations other criteria that are relevant to determining whether the person will function effectively as a director.

     In determining whether to elect a director or to nominate any person for election by our stockholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, stockholders, or other persons. The Board of Directors has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not directors, officers, or employees of EVCI on the same basis as candidates proposed by any other person. Stockholders can make proposals as provided below under the caption “Requirements, Including Deadlines, for Submission of Stockholder Proposals and Nominations of Directors.”

     Audit Committee. Royce N. Flippin, Jr., Philip M. Getter and Elie Housman constitute our Audit Committee. It is the opinion of the Board of Directors that each of them is an independent director as defined in Rule 4200 (a)(15) of the NASD Marketplace Rules. Our Board of Directors has also determined that Philip M. Getter, Chairman of the Audit Committee, is a financial expert as defined by the SEC. The Audit Committee met seven times during 2003.

     The Board’s current written charter for its Audit Committee is a statement attached as Annex A to this proxy statement.

Report of the Audit Committee

     Management is responsible for EVCI’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. EVCI’s independent auditors are responsible for auditing those financial statements.

     In performing our oversight duties we rely on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We also rely on the representations of the independent auditors included in their report on EVCI’s financial statements.

     Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures. Furthermore, our contacts with management and the independent auditors do not assure that:

  EVCI’s financial statements are presented in accordance with generally accepted accounting principles,

  the audit of EVCI’s financial statements has been carried out in accordance with generally accepted auditing standards or

  EVCI’s independent accountants are in fact “independent.”

     In connection with the inclusion of the audited financial statements in EVCI’s 2003 annual report on form 10-KSB, the Audit Committee:

  reviewed and discussed the audited financial statements with management,

  discussed with our independent auditors the materials required to be discussed by SAS 61,

  reviewed the written disclosures and the letter from our independent auditors required by Independent Standards Board Standard No. 1 and discussed with our independent auditors their independence, and based on the foregoing review and discussion, recommended to the Board of Directors that the audited financial statements be included in EVCI’s 2003 annual report on form 10-KSB.

  Philip M. Getter, Audit Committee Chairman
  Royce N. Flippin, Jr., Audit Committee member
  Elie Housman, Audit Committee member

EXECUTIVE COMPENSATION

Summary compensation table

     The following table shows compensation paid for the years ended December 31, 2003, 2002, and 2001 to EVCI’s Chief Executive Officer and its other highest paid executive officers who earned more than $100,000 in 2003.

Name and Principal Position	Year	Salary	Annual Compensation		Long Term Compensation Awards

			Bonus	Other Annual Compensation	Common Stock Underlying Options

Dr. John J. McGrath	2003	$235,385	$75,000	0	165,000	(1)
Chief Executive Officer	2002	207,083	8,750	0	130,000
and President of EVCI	2001	173,750	0	0	0
and Chief Executive
Officer of Interboro
Dr. Arol I. Buntzman	2003	295,702	150,000	0	345,000	(1)
Chairman of EVCI and	2002	345,500	14,437	0	330,000
Chairman and	2001	346,500	0	0	0
Chancellor of Interboro
Richard Goldenberg	2003	171,635	25,000	0	65,000	(1)
Chief Financial Officer	2002	158,750	6,667	0	40,000
of EVCI and Interboro	2001	139,587	0	0	0

(1)	See footnote (2) of the immediately following table for information regarding the requirement of stockholder approval.

Option grants in last fiscal year

Name	Number of Shares of Common Stock Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date

Dr. John J. McGrath	40,000	(1)	7.0	$1.00	02/10/08
	125,000	(2)	21.7	4.70	11/10/08
Dr. Arol I. Buntzman	120,000	(1)	20.9	1.00	02/10/08
	225,000	(2)	39.1	4.70	11/10/08
Richard Goldenberg	15,000	(1)	2.6	1.00	02/10/08
	50,000	(2)	8.7	4.70	11/10/08

(1)	Vest in three cumulative equal installments on each anniversary of the grant date. Granted under EVCI’s 1998 Amended and Restated Incentive Plan.
(2)	Options to purchase a total of 36,833 shares were granted under the 1998 incentive plan and options to purchase a total of 363,167 shares were approved by our Board for grant on the same terms as they would have been granted under the 1998 incentive plan, subject to stockholder approval. Of the totals, the options under the 1998 incentive plan/ subject to stockholder approval are allocated among the grantees: Dr. Buntzman 20,719/204,281; Dr. McGrath 11,510/113,490, and Mr. Goldenberg 4,604/45,396. The options granted under the 1998 incentive plan vest in three equal annual installments on each anniversary of the grant date. The options requiring stockholder approval are not reflected as granted in our financial statements. Under the proposal being made to stockholders, 50% of these options would be granted at the market price of our common stock on the date of the Annual Meeting.

Aggregated option exercises in 2003 and 2003 year-end option values

	Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2003			Value of Unexercised In-The- Money Options at December 31, 2003(2)

Name	Exercisable	Unexercisable		Exercisable(3)	Unexercisable(4)

Dr. John J. McGrath	130,000	165,000	(1)	$570,700	$261,850
Dr. Arol I. Buntzman	330,000	345,000	(1)	1,448,700	682,050
Richard Goldenberg	40,000	65,000	(1)	175,600	100,350

(1)	See footnote (2) to the immediately preceding table for information regarding the requirement of stockholder approval of certain options.
(2)	Based on $5.39 per share, the December 31, 2003 last sale price reported on Nasdaq.
(3)	Based on an exercise price of $1.00 per share.
(4)	Based on prices of $1.00 and $4.70 per share.

Director compensation

     In 2003, directors who were not officers or employees of EVCI were paid fees of $2,000, and travel expenses for attending in person each meeting of the Board of Directors and each Audit Committee meeting. In 2004, this per meeting fee is $3,000 and Mr. Getter is receiving an additional $1,000 per month for his services as Chairman of the Audit Committee.

     On March 1, 2003, each non-employee director was automatically granted an option to purchase 7,500 shares of common stock under our 1998 Incentive Stock Plan. These options vest in three annual installments commencing on the first anniversary of the date of grant and have a term of 10 years. The exercise price of the options is 100% of the fair market value per share of common stock on the date of grant.

     A non-employee director who has been granted stock or options by EVCI under a consulting or other arrangement is ineligible to receive any subsequent automatic grants unless the Board determines otherwise.

Employment agreements

     Each of Dr. Buntzman, Dr. McGrath and Mr. Goldenberg has an employment agreement with EVCI.

     The agreement with Dr. Buntzman expires December 31, 2006, and provides for his employment as Chairman of EVCI and Chairman and Chancellor of Interboro Institute. He is required to spend a minimum of three days per week performing his duties and his annual salary is currently $325,620. He is also required to coordinate his performance with EVCI’s Chief Executive Officer and to refrain from being employed by or managing any other business.

     The agreement with Dr. McGrath expires December 31, 2006, and provides for his employment as Chief Executive Officer and President of EVCI and Chief Executive Officer of Interboro. He is required to spend his full business time performing his duties and his annual salary is currently $259,000.

     The agreement with Mr. Goldenberg expires December 31, 2005, and provides for his employment as Chief Financial Officer of EVCI and Interboro. He is required to spend his full business time performing his duties and his annual salary is currently $189,000.

     Dr. Buntzman’s and Dr. McGrath’s agreements expressly permit salary increases and bonuses as the Board determines. Each employment agreement entitles the officer to participate in the health, insurance, pension and other benefits, if any, generally provided to our employees. Dr. Buntzman’s agreement entitles him to additional life insurance equal to three times his annual salary. Each of the three employment agreements also provides that, until 18 months after the termination of employment with EVCI, the officer may not induce employees to leave the employ of EVCI or its subsidiaries and may not participate in any capacity in any business activities, within 75 miles of any college, school or office operated by EVCI or its subsidiaries, that compete with the business then being conducted by them. The current annual salaries of Dr. Buntzman, Dr. McGrath and Mr. Goldenberg reflect an increase, effective January 1, 2004, of 8% over their annual salaries in 2003.

     EVCI can terminate the employment of the officer upon permanent disability or for cause. If terminated upon death or permanent disability, a lump sum payment is due of 12 months’ salary, in the cases of Drs. Buntzman and McGrath, and three months’ salary, in the case of Mr. Goldenberg. In addition, benefits would continue for 12 months, in the case of Drs. Buntzman and McGrath, and six months in the case of Mr. Goldenberg.

     If the employment of Dr. Buntzman or Dr. McGrath is terminated by EVCI without cause or by such officer for good reason, EVCI must continue to pay such officer’s salary and continue his benefits for 36 months. If Mr. Goldenberg’s employment is terminated by EVCI without cause or by him for good reason, EVCI must continue to pay his salary for the unexpired portion of the employment term and continue his benefits for six months.

     Cause, good reason, permanent disability and benefits are defined terms in each employment agreement.

2004 bonus plan

     Our Board of Directors has adopted a bonus plan that will reward Drs. McGrath and Buntzman if EVCI achieves specified percentage increases in its diluted earnings per share for 2004 as compared to its diluted earnings per share for 2003. There is a cash and, subject to stockholder approval, stock option component to this plan. Of the total bonus pool, 60% will be for Dr. Buntzman and 40% will be for Dr. McGrath.

     The cash component is computed as follows:

Increase in EPS*	20%	25%	30%	35%

Bonus pool (in thousands)	$400	$450	$500	$550

*	After adding back the amount of the bonus.

     The option component is computed as follows:

Increase in EPS	20%	25%	30%	35%

No. of option shares (in thousands)*	400	450	550	600

*	Options would be granted to purchase EVCI’s common stock pursuant to EVCI’s 2004 Incentive Stock Plan, if that plan is approved by stockholders.

     In computing each component, there is no proration if the percentage increase is more than one target but less than the next. For example, if the increase in EPS is 28%, the total bonus pool would be $450,000 in cash and the grant of options to purchase 450,000 shares of EVCI’s common stock.

Change of control agreements

     EVCI has agreements in the same form with each of Dr. Buntzman, Dr. McGrath and Mr. Goldenberg providing for payments to such officer in the event his employment with EVCI is terminated after a change in control of EVCI during the term of the agreement. A change of control means any of the following:

  any person, other than the officer, becomes the beneficial owner of 25% or more of our voting securities; or

  during any consecutive three years, EVCI’s directors at the beginning of such three year period and any new director whose election was approved by at least two-thirds of the directors, cease to constitute a majority of the Board; or

  our stockholders approve a merger or consolidation other than one where our outstanding voting securities before the transaction constitute 50% or more of the outstanding securities of the entity surviving the transaction or where a recapitalization is effected in which no person acquires 25% or more of EVCI’s voting securities; or

  our stockholders approve a total liquidation of EVCI or sale of all or substantially all of EVCI’s assets.

     The agreement expires December 31, 2005, but is subject to automatic extension for successive one-year terms, unless otherwise terminated by either party. The agreement requires severance payments to the officer of 2.99 times the sum of his base salary and the highest annual bonus, if any, paid to such officer during the three previous years and the continuation of his health insurance benefits. These payments are required to be made in equal installments over a 36-month period and insurance benefits are required to be continued for 36 months. However, the total payments made to the officer pursuant to the agreement or otherwise as a result of the officer’s employment termination cannot exceed an amount that would make the payments non-deductible by EVCI under the Internal Revenue Code.

Section 16(a) beneficial ownership reporting compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports of their holdings of, and transactions in, our common stock. Based solely upon our review of copies of such reports and written representations from reporting persons that were provided to us, we believe that our officers, directors and 10% stockholders complied with these reporting requirements with respect to 2003, except that Mr. Getter did not timely file a Form 4 or 5 to reflect the grant of options to purchase 10,000 shares of our common stock in March 2003, although such grant was reflected in our financial statements. In addition, we recently learned that Mr. Flippin did not timely file a Form 4 or 5 to reflect the purchases by his IRA of 10,000 shares of our common stock (5,000 in August 2001 and 5,000 in October 2002) and sales by his IRA of 6,000 shares of our common stock (2,000 in November 2003 and 4,000 in January 2004).

Securities authorized for issuance under equity compensation plans

     The following table sets forth, as of December 31, 2003, information regarding options under our 1998 incentive plan and our 2001 non-qualified stock option plan and warrants and options issued under individual compensation arrangements. Only the 1998 incentive plan was approved by our stockholders. All of the options and warrants are for the purchase of our common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average Exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation
plans approved by	775,500		$1.21	1,833
security holders
Equity compensation
plans not approved	287,167	(1)(2)	13.91	- 0 -
by security holders

Total	1,062,667			1,833

(1)	Does not include options to purchase 363,167 shares as disclosed in the table captioned “Option grants in last fiscal year” above. Under our 2001 non-qualified stock option plan there are options outstanding to purchase 67,167 shares. This plan is briefly described in Note 12 of our consolidated financial statements for the year ended December 31, 2002. The two compensation arrangements consist of currently exercisable warrants and options issued to consultants and advisors to purchase: 100,000 shares at $7.00 per share until March 2005; 50,000 shares at $12.00 per share until May 2006; 25,000 shares at $16.09 per share until April 2007; and 45,000 shares at $2.25 per share until September 2008.

(2)	Does not include options to purchase 90,000 shares at $4.70 per share that were granted on January 1, 2004 to Joseph D. Alperin, our General Counsel and Vice President for Corporate Affairs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table sets forth, as of June 1, 2004, the beneficial ownership of our common stock by each person (or group of affiliated persons) known by EVCI to own beneficially more than 5% of the outstanding shares of common stock, each director and executive officer of EVCI, and all EVCI directors and executive officers as a group. Our knowledge regarding such ownership is based solely on filings with the SEC of Schedules 13D or 13G or upon responses to written inquiry made by us. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner*	Shares of Common Stock Beneficially Owned		Percent of Class

Dr. Arol I. Buntzman	446,461	(1)	3.6
Dr. John J. McGrath	177,679	(2)	1.5
Richard Goldenberg	66,627	(3)	0.6
Joseph D. Alperin	—		—
Royce N. Flippin, Jr.	18,168	(4)	0.2
Philip M. Getter	14,168	(5)	0.1
Dr. Donald Grunewald	2,500	(5)	—
Elie Housman	5,834	(3)	—
All directors and executive	731,437	(6)	5.8
officers as a group (8 persons)

*	Unless otherwise indicated, the address for each stockholder is c/o EVCI Career Colleges Incorporated, 1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701.
(1)	Includes 370,000 shares underlying currently exercisable options.
(2)	Includes 143,333 shares underlying currently exercisable options.
(3)	Includes 45,000 shares underlying currently exercisable options. The remaining shares are owned jointly by Mr. Goldenberg and his wife.
(4)	Includes 14,168 shares underlying currently exercisable options.
(5)	Shares underlying currently exercisable options.
(6)	Includes 595,003 shares underlying currently exercisable options and warrants.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
TO CHANGE OUR NAME

Reasons for the amendment

     Management wants to change our name to EVCI Career Colleges Holding Corp. It chose this name because it more accurately reflects our current and anticipated principal business activities.

     Interboro is licensed and authorized to operate a college. As the owner of Interboro, EVCI is not required to be licensed or authorized to operate Interboro. EVCI plans to continue to conduct business as an owner but not an operator of any college. Accordingly, EVCI will continue to be a holding company and does not want to imply that it is authorized or licensed to operate any college. If our name is not changed as the Board is recommending, EVCI would use EVCI Career Colleges Holding Corp. as a fictitious name in New York. This use would be cumbersome and could be confusing because EVCI’s current corporate name would also have to be used for certain purposes.

     We do not plan to change our ticker symbols as a result of the name change.

Required vote

     The approval of the amendment to change our name requires the affirmative vote of a majority of the outstanding shares or our Common Stock.

     The Board unanimously recommends that stockholders vote FOR the amendment to change our name.

APPROVAL OF THE 2004 INCENTIVE STOCK PLAN

Reasons for the 2004 Plan

     Effective June 1, 2004, our Board of Directors unanimously adopted the EVCI Career Colleges Incorporated 2004 Incentive Stock Plan (the “2004 Plan”), subject to stockholder approval at the Annual Meeting. The Board reviewed EVCI’s Amended and Restated 1998 Incentive Plan (the “1998 Plan”) and its 2001 Non-Qualified Stock Option Plan (the “2001 Plan”).

     As of June 1, 2004, there were no shares available for future grants under the 1998 Plan. However, up to 187,923 shares underlying options previously granted under the 1998 Plan could become available for further awards as a result of their expiration or termination prior to exercise.

     No further options may be granted under the 2001 Plan.

     The Board believes it is critical for EVCI’s continued success to be able to offer employees, officers, directors and consultants of outstanding ability, who are eligible to participate in the 2004 Plan, equity interests in EVCI parallel to that of EVCI’s stockholders.

     The following summary of the 2004 Plan is qualified in its entirety by the full text of the 2004 Plan, a copy of which is attached hereto as Annex B.

General

     The 2004 Plan provides for the granting of options and also permits other awards of our common stock, such as stock grants, or awards based on the value of our common stock, such as stock appreciation rights.

     The maximum number of shares available for awards is 1,200,000. If an award expires or is cancelled without having been fully exercised or vested, the remaining shares will generally be available for grants of other awards.

     The 2004 Plan is designed to meet the requirements for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to options and stock appreciation rights.

     On June 11, 2004, the last sales price of our common stock, as reported by Nasdaq, was $12.12.

Administration

     The 2004 Plan will be administered by a committee of the Board comprised solely of directors who are not employees or consultants to EVCI or any of its affiliated entities and who can otherwise qualify as committee members under Rule 16b-3 of the SEC and Section 162(m) of the Code.

Eligibility

     Any employee, director, officer, consultant of or to EVCI or an affiliated entity (including a company that becomes an affiliated entity after the adoption of the 2004 Plan) is eligible to participate in the 2004 Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the success of EVCI or an affiliated entity. As of June 1, 2004, approximately 250 employees and our four non-employee directors would be eligible to participate in the 2004 Plan. During any one year period, no participant is eligible to be granted options to purchase, and/or stock appreciation rights based on the value of, more than 400,000 shares of our common stock.

Term, price and method of payment for stock underlying options

     Options granted under the 2004 Plan are to purchase EVCI common stock and may be incentive stock options (“ISOs”) intended to satisfy the requirements of Section 422 of the Code or options not so qualifying, non-statutory options (“NSOs”). ISOs may only be granted to employees. The Committee determines whether the options granted are ISOs or NSOs. An ISO can, however, become an NSO as a result of events including those discussed below under “Federal Income Tax Consequences.” The term of each option will be fixed by the Committee, but no option will be exercisable more than 10 years after the date of grant.

     The option exercise price is fixed by the Committee at the time the option is granted but cannot be less than 100% of the fair market value per share of EVCI’s common stock on the date of grant. However, the exercise price of an ISO granted to an employee owning more than 10% of EVCI’s common stock, at the time of grant, cannot be less than 110% of the fair market value per share of EVCI’s common stock on the date of grant. Fair market value is defined as the average of the high and low sales price per share of EVCI’s common stock.

     The exercise price must be paid in cash or, if permitted by the Company, may be paid with shares of EVCI common stock or with a combination of cash and common stock. Payment in shares of common stock must be made by surrender of shares already owned.

Adjustments to awards

     In the event of a corporate transaction that affects awards, the Committee can make adjustments to awards in order to prevent dilution or enlargement of the benefits or potential benefits intended with respect to those awards.

Automatic option grants to non-employee directors

     Each director who is not also an employee of EVCI or an affiliated entity is automatically granted an option to purchase 7,500 shares of EVCI’s common stock on the date on which he or she first becomes a director. Each non-employee director is also automatically granted an option to purchase 7,500 shares of common stock on March 1 of each year, provided he or she is then a non-employee director and, as of such date, he or she has served on the Board of Directors for at least the preceding six months.

     In addition, each of our non-employee directors will receive a grant to purchase not less than 7,500 and not more than 12,500 shares of common stock as automatic grants if, and on the date, the 2004 Plan is approved by stockholders. The actual number of shares exceeding 7,500 will be the product of 5,000 and the percentage increase, if any, in the fair market value per share of our common stock on the date the 2004 Plan is approved by stockholders over $9.95, which was the fair market value per share of our common stock on March 1, 2004. March 1 is the date automatic grants of 7,500 shares for each non-employee director would have been made under the 1998 Plan had there been shares available for grant. The terms of automatic grants under the 2004 Plan and 1998 Plan are virtually the same.

     Options granted to non-employee directors vest in three annual installments commencing on the date of grant and have a term of 10 years. The exercise price of options granted to non-employee directors must be 100% of the fair market value per share of EVCI’s common stock on the date of grant. A non-employee director who has been granted stock or options by EVCI under a consulting or other arrangement is ineligible to receive any subsequent automatic grants unless the Committee determines otherwise.

Non-transferability

     Unless permitted otherwise with respect to transfers of NSOs to immediate family members, no award is transferable by the participant except upon his or her death.

Amendment

     The Board may amend the 2004 Plan, except that no amendment may adversely affect the rights of a participant without the participant’s consent or be made without stockholder approval if such approval is necessary to qualify for or comply with any applicable law, rule or regulation the Board deems necessary or desirable to qualify for or comply with.

Federal income tax consequences

     The following is a general and brief summary of the federal income tax treatment of stock options granted under the 2004 Plan. It is currently anticipated that stock options will constitute most all of the awards under the 2004 Plan. This discussion is not complete and its application may vary in particular circumstances or as a result of changes in federal income tax laws and regulations.

     A participant generally will not incur any U.S. federal income tax liability as a result of the grant of an ISO or NSO.

     ISOs. A participant generally will not recognize any income for federal income tax purposes upon exercise of an ISO, although certain participants may be subject to the federal alternative minimum tax upon exercise of an ISO. A participant will recognize income (or loss) upon the subsequent sale of shares of EVCI’s common stock acquired upon exercise of an ISO. If the participant sells the shares before the later of one year after exercise or two years after the grant of the ISO (a disqualifying disposition), the participant will recognize ordinary income in an amount equal to the fair market value of the stock determined on the date of exercise of the ISO (or, if lower, the amount received upon sale of the stock) reduced by the amount the participant paid for the stock. The difference between the amount received upon the sale of the stock and the amount treated as ordinary income in a disqualifying disposition will be considered a capital gain. If the participant sells the shares more than one year after exercise and two years after grant, the difference between the amount received upon the sale of the stock and the amount the participant paid for the stock will be considered a capital gain or loss.

     Although designated as ISOs, options will be deemed NSOs to the extent the shares, underlying all ISOs granted to the same person and that become initially exercisable during a calendar year, have an aggregate fair market value exceeding $100,000 as of the date such options were granted.

     NSOs. A participant will recognize ordinary income for federal income tax purposes when the participant exercises an NSO. The amount of income recognized upon exercise of an NSO is the fair market value of the shares of EVCI’s common stock acquired upon exercise (determined as of the date of exercise) reduced by the amount the participant paid for the shares. The participant’s tax basis in the shares will equal the fair market value of the shares on the date of exercise and the participant’s holding period will begin on the day after the date of exercise. Any gain or loss upon sale of the shares will be treated as a capital gain or loss. The capital gain or loss will generally be treated as long-term gain or loss if the shares are held for more than one year.

     EVCI Deductions. EVCI is generally entitled to a business expense deduction on its federal income tax return with respect to stock options in the same amount and at the same time that participant recognizes ordinary income with respect to the stock option. Amounts treated as capital gain to the participant are not deductible by EVCI.

Termination

     Subject to earlier termination by the Board, the 2004 Plan has an indefinite term except that no ISO may be granted following the tenth anniversary of the date the 2004 Plan is approved by stockholders.

Planned grants

     Options to purchase up to a total of 600,000 shares that can be earned by our Chief Executive Officer and President and by our Chairman under the 2004 bonus plan described above would be granted under the 2004 Plan.

     Options will be granted under the 2004 Plan to Dr. McGrath, Dr. Buntzman and Mr. Goldenberg if the stockholders also approve at the Annual Meeting the proposal for Approval of Option Grants for Executive Officers.

     Other than automatic grants of options to directors, there are no other current plans or arrangements to grant any awards under the 2004 Plan.

Required vote

     The approval of the 2004 Plan requires the affirmative vote of a majority of the votes cast at the Meeting on this proposal.

     The Board unanimously recommends that stockholders vote FOR the approval of the 2004 Plan.

APPROVAL OF OPTION GRANTS FOR EXECUTIVE OFFICERS

The proposal and reasons for it

     The Board is proposing that stockholders approve the grant of options to purchase 363,167 shares of EVCI Common Stock that would be granted in lieu of options to purchase the same amount of shares that were previously authorized for grant, subject to stockholder approval, to Dr. McGrath, Dr. Buntzman and Mr. Goldenberg.

     On November 11, 2003, our four independent directors unanimously approved 2003 bonuses for Dr. McGrath, Dr. Buntzman and Mr. Goldenberg for their performance in 2003. The bonuses totaled $250,000 in cash and grants of NSOs to purchase 400,000 shares of our common stock at $4.70 per share, the closing price of our common stock on the date of grant. Additional information regarding these bonuses is set forth in compensation and option grants tables above under the caption “Executive Compensation.”

     The directors’ approval of these option grants specified that they should be made under the 1998 Plan to the extent shares were available under the 1998 Plan on the grant date. Accordingly, NSOs to purchase 36,833 shares were granted under the 1998 Plan and NSOs to purchase the remaining 363,167 shares were authorized for grant subject to stockholder approval as required by rules of the Nasdaq Stock Market. The terms of all of these NSOs are the same, however, and are summarized below:

  they expire at midnight on November 10, 2008.

  they are exercisable at $4.70 per share, which was the Nasdaq closing price of EVCI’s Common Stock on November 11, 2003.

  they vest and become exercisable, in whole or in part on a cumulative basis, as to one-third of the shares on each of the first three anniversaries of the date of grant.

     Current rules governing the expensing of option grants would deem these options granted only when our stockholders approved the grants. Those same rules would require us to charge our earnings with an amount equal to the product of 363,167 multiplied by the difference between $4.70 and the price of our common stock on the date the options are approved by our stockholders. Accordingly, for each $1.00 increase in the price of our common stock from $4.70 on November 11, 2003 to the closing price on the date of the Annual Meeting, we would be required to charge our earnings $363,167. This charge would be $121,056 in each of 2004, 2005 and 2006, as the options vest. Assuming the closing price of our common stock is $10.70 on the date of the Annual Meeting, and our stockholders approved these options, the total charge to our earnings over the three year period would be $2,179,002, or $726,334 per year.

     Our independent directors are concerned about the adverse impact on earnings that could result, as are Dr. McGrath, Dr. Buntzman and Mr. Goldenberg. However, all believe that the increase on our stock price since November 11, 2003 is further justification for the award of the options in November 2003.

     Our independent directors have persuaded Dr. McGrath, Dr. Buntzman and Mr. Goldenberg to accept substitute options that are substantially less favorable to them, subject to the approval of our stockholders at the Annual Meeting. Accordingly, the proposal stockholders are being asked to approve follows:

  the options to purchase 363,167 shares at $4.70 per share that were approved for grant on November 11, 2003 would not be granted.

  options, expiring in five years, would be granted to purchase a total of 181,584 shares of common stock. They would be exercisable at $4.70 per share and would vest and become exercisable on a cumulative basis as to 60,528 shares on November 11, 2004, 2005 and 2006. These options would not be granted under the 2004 Plan but would be governed by an agreement approved by the committee administering the 2004 Plan.

  However, if, as a result of this grant, the charge to our earnings under applicable accounting rules would be greater than $363,168 for each of 2004, 2005 and 2006, the number of options would be reduced so that the resulting total charge to our earnings would be limited to $363,168 for each of those years, or a total of $1,089,504. (A $6.00 increase in our stock price as of the Annual Meeting date over $4.70 would result in a charge to earnings of this amount.)

  options, expiring in five years, would be granted to purchase a total number of shares as equals the difference between 363,167 and the number of shares underlying options granted as proposed in the immediately preceding bullet point. Their exercise price would be the average of the high and low sales prices of our common stock on the date of grant, which would be the date of the Annual Meeting, and they would vest and become exercisable as to all of the shares on November 11, 2004. (Under current rules governing the expensing of options, this grant should not result in a charge to our earnings.)

     Assuming our stock price increase is $6.00 per share, the effect of the approval of the substituted options versus the approval of the original options is a gain for EVCI of more than $1,000,000 and a relinquishment of potential gain by the optionees of more than $2,000,000.

     If this proposal or the proposal regarding the 2004 Plan is not approved by stockholders, the Board will consider alternative forms of bonus and incentive compensation.

Required vote

     The approval of the substitute option grants requires the affirmative vote of a majority of the votes cast at the Meeting on this proposal.

     The Board unanimously recommends that stockholders vote FOR the proposal to approve option grants for executive officers.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has ratified the selection and retention of Goldstein Golub Kessler LLP, independent auditors, to audit our consolidated financial statements for our fiscal year ending December 31, 2004. GGK has served as our independent auditors since 1997. You are being asked to ratify this appointment at the Annual Meeting. Notwithstanding this appointment, the Audit Committee may select and retain new independent auditors at any time during the year, if the Audit Committee feels that such a change would be in the best interests of EVCI and its stockholders.

     Representatives of GGK are expected to be present at the Annual Meeting to respond to appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

Audit and Non-Audit fees

     The following table shows the audit fees we were billed by GGK for 2003 and 2002 and the fees we were billed in 2003 and 2002 by GGK or AMEX TBS for other services.

	2003	2002

Audit fees	$134,433	$128,330
Audit related fees	13,500	10,154
Tax fees	44,400	13,854

Total	$192,333	$152,338

     Audit fees were for the audit of EVCI’s annual financial statements, review of financial statements included in EVCI’s 10-QSB quarterly reports, and services that are normally provided by independent auditors in connection with our other filings with the SEC. This category also includes advice on accounting matters that arose during, or as a result of, the audit or review of our interim financial statements.

     Audit related fees were for regulatory compliance audits for Interboro.

     GGK has a continuing relationship with American Express Tax and Business Services Inc. GGK leases auditing staff from AMEX TBS who are full time, permanent employees of AMEX TBS. GGK partners provide non-audit services through AMEX TBS. As a result of this arrangement, GGK has no full time employees and, therefore, none of the audit services performed were provided by permanent full-time employee of GGK. GGK manages and supervises the audit and audit staff and is exclusively responsible for the opinion rendered in connection with its examination.

     Tax fees were for services provided by AMEX TBS in the preparation of corporate tax returns and for advice related to the utilization of EVCI’s net operating loss carryforward.

     As part of its duties, our Audit Committee pre-approves audit and non-audit services performed by our independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by our independent auditors.

Required vote

     Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Meeting on this proposal.

     The Board unanimously recommends that stockholders vote FOR the ratification of the selection of GGK as our independent auditors for 2004.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF
STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

     Stockholder proposals that are intended to be included in our proxy statement for our 2005 Annual Meeting pursuant to Proxy Rule 14a-8 must be received by us no later than February 18, 2005, and must otherwise comply with that rule.

     A stockholder who intends to present business at the 2005 Annual Meeting, other than pursuant to Rule 14a-8, must comply with the requirements of our by-laws. These requirements are:

  a stockholder must give written notice to EVCI’s Secretary not less than 90 days and not more than 120 days in advance of the day corresponding to the date of mailing of our proxy materials for the prior year’s Annual Meeting of Stockholders. Therefore, because we anticipate mailing our proxy statement on June 18, 2004, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than February 18, 2005 and no later than March 20, 2005.

  In all instances, the notice must state:
    the name and address of the stockholder.

    if the stockholder is not a registered holder, the stockholder must provide proof of ownership as required by Rule 14a-8(b)(2).

    the number of shares of our common stock beneficially owned by such stockholder and, if not also owned of record, the name of the record owner.

    a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) relating to the business stockholder’s proposal and any material interest of the stockholder in outcome of the proposal.

    a representation by the stockholder that the stockholder will appear in person or by proxy and will continue to be a stockholder through the date of the meeting of stockholders.

  If the stockholder is nominating a director, the notice must state:
    the name, age, business address and residence address of the proposed nominee.

    the principal occupation or employment of the proposed nominee.

    the class and number of shares of EVCI that are beneficially owned by the proposed nominee.

    any other information relating to the proposed nominee that is required, by the SEC’s proxy rules in solicitations of proxies for elections of directors, or as is otherwise required, including the proposed nominee’s consent to being named in the proxy statement and to serve as director, if elected.

OTHER MATTERS

     We know no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

By order of the Board of Directors,

Joseph D. Alperin Secretary

June 18, 2004

ANNEX A

EVCI CAREER COLLEGES INCORPORATED
Audit Committee Charter
(Effective June 1, 2004)

Status

The Audit Committee is a committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more directors all of whom, in the judgment of the Board of Directors, shall be independent in accordance with The Nasdaq Stock Market listing standards. Each member, in the judgment of the Board of Directors, shall have the ability to read and understand EVCI’s basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee, in the judgment of the Board of Directors, shall be an Audit Committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). The Chairman of the Audit Committee (the “Chairman”) shall be such a financial expert.

Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of: (a) the integrity of EVCI’s financial statements and internal controls; (b) EVCI’s compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; (d) the performance of EVCI’s internal audit function; and (e) the performance of the independent auditor. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

1.	Select and retain (subject to approval by EVCI’s stockholders), and discharge when appropriate, the independent auditor, set the independent auditor’s compensation, and oversee the work of the independent auditor.

2.	Pre-approve all audit services and permitted non-audit services to be performed by the independent auditor as required by the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated thereunder (collectively, “SOX”). Pre-approval of non-audit services may be made by the Chairman as permitted by SOX, provided the Chairman’s decision is presented to the full Audit Committee at its next meeting.

3.	At least annually, receive and review: (a) a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company

Accounting Oversight Board (“PCAOB”) review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

4.	At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with the requirement of independence, and obtain and review a report form the independent auditor describing all relationships between the auditor and EVCI or any of its subsidiaries.

5.	Review with the independent auditor: (a) the scope and results of the audit; (b) any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response; and (c) any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of EVCI or its subsidiaries.

6.	Review, at least annually, the scope and results of EVCI’s internal audit program, including then current and future programs of EVCI’s internal audit department, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the internal audit department.

7.	Review with the independent auditor, EVCI’s internal audit department, and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management’s report thereon), of EVCI and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

8.	Review with management and the independent auditor the annual and quarterly financial statements of EVCI including: (a) EVCI’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-KSB or 10-QSB with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 61 as in effect at the that time in the case of the annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements.

9.	Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the annual report on Form 10-KSB.

A-2

10.	Review earnings press releases, as well as EVCI’s policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies (this function may be performed by the Chairman or the full Committee).

11.	Discuss EVCI’s policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to EVCI and major legislative and regulatory developments which could materially impact EVCI’s contingent liabilities and risks.

12.	Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote EVCI’s compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

13.	Review all related party transactions for potential conflicts of interest and approve or not approve such transactions. The term “related party transaction” shall refer to transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-B.

14.	Establish procedures for the receipt, retention and treatment of complaints regarding EVCI’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by EVCI employees of concerns regarding questionable accounting or auditing matters.

15.	Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee, and receive appropriate funding from EVCI, as determined by the Audit Committee, for the payment of compensation to any such advisors.

16.	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

Meetings

The Audit Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

Report

The Audit Committee shall prepare a report each year for inclusion in EVCI’s proxy statement relating to the election of directors.

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ANNEX B

EVCI CAREER COLLEGES INCORPORATED
2004 INCENTIVE STOCK PLAN

     1. Purpose. The purpose of the 2004 Incentive Stock Plan (the “Plan”) is to enhance the ability of EVCI Career Colleges Incorporated (the “Company”) and its Related Entities to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company’s stockholders. The term “Company” as used in this Plan shall, unless otherwise indicated, mean collectively the Company and/or its Related Entities, as the context requires.

     2. Certain Definitions.

          (a) “Award” means an award determined in accordance with the terms of the Plan.

          (b) “Beneficial Owner” shall have the same meaning as in Rule 13(d)(3) of the Exchange Act.

          (c) “Board” means the Board of Directors of the Company.

          (d) “Cause” means (i) the same as the definition of such term in an employment agreement or similar agreement, if any, between the Participant and the Company or (ii) if no such agreement exists, one or more of: (A) the Participant’s failure to perform the duties reasonably assigned to him or her by the Company, (B) a good faith finding by the Company of the Participant’s dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules or (D) the Participant’s conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

          (e) “Change in Control” means (i) the same as the definition of such term contained in an agreement, if any, between the Participant and the Company or (ii) if no such agreement exists (A) an event or series of events that would be required to be described as a change in control of the Company in a proxy or information statement distributed by the Company pursuant to Section 14 of the Exchange Act in response to Item 6(e) of Schedule 14A promulgated thereunder or otherwise adopted or (A) any event the Board deems to be a Change of Control . The determination whether and when a Change in Control has occurred or is about to occur shall be made by the Board in office immediately prior to the occurrence of the event or series of events constituting such Change in Control.

          (f) “Control Change Date” means the date designated by the Board of occurrence of the events or series of events constituting a Change of Control.

          (g) “Code” means the Internal Revenue Code of 1986, as amended.

          (h) “Committee” means a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and who are also “outside directors” within the meaning of Section 162(m) of the Code.

          (i) “Common Stock” means the common stock of the Company.

          (j) “Continuous Service” means that the Participant’s service as an employee, director or consultant with the Company or a Related Entity which is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Related Entity as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided that, there is no interruption or termination of the Participant’s Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

           (k) “Disability” has the meaning as provided in any long-term disability plan maintained by the Company or any Related Entity in which a Participant then participates; provided that, if no such plan exists, it shall have the meaning set forth in Section 22(e)(3) of the Code.

          (l) “Effective Date” has the meaning set forth in Section 21 of the Plan.

          (m) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

          (n) “Fair Market Value” per share as of a particular date means, unless otherwise determined by the Board, the average of the high and low sale prices of the Common Stock on the NASDAQ (or any other exchange or national market system upon which price quotations for the Company’s Common Stock is regularly available) for such date. In the event the particular date is not a trading day, the next price on the trading day shall apply.

          (o) “Immediate Family Member” means, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

          (p) “Incentive Stock Option” means a stock option which is intended to meet the requirements of Section 422 of the Code.

          (q) “Non-Employee Director” means a member of the Board who is not an employee of the Company or a Related Entity.

          (r) “Nonqualified Stock Option” means a stock option which is not intended to be an Incentive Stock Option.

          (s) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

           (t) “Participant” means an individual who is eligible under Section 5 and is selected to participate in the Plan by the Committee.

          (u) “Related Entity” means an entity that the Board determines is an affiliate of the Company (including an entity that becomes an affiliate after the effective date of the Plan); provided that, with respect to Incentive Stock Options, it shall mean any Related Entity of the Company that is a corporation and which at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

          (v) “Substitute Awards” means Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combined.

     3. Shares Subject to the Plan.

          (a) General. Subject to adjustment in accordance with Section 16, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 1,200,000 shares of Common Stock. Any Common Stock subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of other Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, the shares covered thereby shall again be available for subsequent Awards under the Plan. In addition, any shares of Common Stock tendered and/or withheld for the payment of any applicable withholding taxes shall again become available for the grant of subsequent Awards under the Plan. The Company may, but is not required to, use the proceeds it receives for the payment of any Award under this Plan to purchase shares of its Common Stock in the open market and any such shares of Common Stock so purchased may be used for the issuance of Awards under this Plan. Subject to adjustment in accordance with Section 16, no Participant shall be granted, during any one year period, Options to purchase, and/or stock appreciation rights based on the value of, more than 400,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

          (b) Incentive Stock Options. Notwithstanding Section 3(a), subject to adjustment in accordance with Section 16, the aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 1,000,000.

     4. Administration.

          (a) Committee. The Plan shall be administered by the Committee. All references to the Committee hereinafter shall mean the directors who could qualify to be members of the Committee if no such Committee has been appointed.

          (b) Authority and Duties. The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

          (c) Vote by Committee. Approval by a majority of the Committee members shall be sufficient to authorize any action by the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Related Entities and stockholders, Participants and persons claiming rights from or through a Participant.

          (d) Delegation of Authority. The Committee may delegate to officers or employees of the Company or any Related Entity, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

          (e) Limit on Liability; Indemnification. Members of the Committee and any officer or employee of the Company or any Related Entity acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

     5. Eligibility. Individuals eligible to receive Awards under the Plan shall be the officers, employees, directors and consultants of the Company and its Related Entities or any person who has agreed to provide services in any of those capacities but whose service has not yet commenced; provided that, only employees of the Company and its Related Entities may be granted Incentive Stock Options.

     6. Awards. Awards under the Plan may consist of Options or other Awards, including Substitute Awards.

     7. Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement.

          (a) Types of Options. Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Related Entities may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

          (b) Option Price. The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Related Entities (a “10% Stockholder”) the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

          (c) Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted; provided that, in the case of Incentive Stock Options granted to 10% Stockholders, the term of such Option shall not exceed five years from the date of grant. Notwithstanding the foregoing, unless otherwise provided in an Award agreement, upon the death of a Participant, Options (other than Incentive Stock Options) that would otherwise remain exercisable following such death, shall remain exercisable for one year following such death, notwithstanding the term of such Option.

          (d) Exercisability. Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

          (e) Payment of Exercise Price. The exercise price of the Option may be paid (i) in cash or by certified or bank check, (ii) by surrender of Common Stock held by the optionee for at least six months or such period as may be required to avoid a charge to earnings for financial accounting purposes only if so permitted by the Company, (iii) if established by the Company, subject to limitations on arranged loans required by Sarbanes-Oxley Act of 2002, through a “same day sale” commitment from optionee and a broker-dealer selected by the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, or (iv) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant’s subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

     8. Other Awards. Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 8 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of Common Stock awards made under this Section 8 which are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion.

     9. Stock Appreciation Rights.

          (a) General. The Committee may, either alone or in connection with the grant of another Award, grant stock appreciation rights in accordance with the Plan, the terms and conditions of which shall be set forth in an agreement. If granted in connection with an Option, a stock appreciation right shall cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 11, be subject to the same terms and conditions as the related Option.

          (b) Time of Grant. A stock appreciation right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

          (c) Stock Appreciation Right Related to an Option.

          (i) A stock appreciation right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A stock appreciation right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option agreement.

          (ii) Upon the exercise of a stock appreciation right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date preceding the date of exercise of such stock appreciation right over the per share purchase price under the related Option, by (B) the number of shares of Common Stock as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

          (iii) Upon the exercise of a stock appreciation right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of an Option granted in connection with a stock appreciation right, the stock appreciation right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

          (d) Stock Appreciation Right Unrelated to an Option. The Committee may grant to a Participant stock appreciation rights unrelated to Options. Stock appreciation rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than 10 years; provided, that, unless otherwise provided in an Award agreement, upon the death of a Participant, stock appreciation rights that would otherwise remain exercisable for a period of time following such death, shall remain exercisable for one year following death notwithstanding the term of the Award. Upon exercise of a stock appreciation right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such stock appreciation right over the per share exercise price of the stock appreciation right, by (ii) number of shares of Common Stock as to which the stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

          (e) Form of Payment. Payment of the amount determined under this Section 9(d) may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the stock appreciation right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares in Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

     10. Non-Employee Director Options

           (a) First Option. Each Non-Employee Director shall be automatically granted an Option to purchase 7,500 shares of Common Stock (the “First Option”) on the date on which such person first becomes a Non-Employee Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that a member of the Board who ceases to be an employee of the Company but who remains a member of the Board shall not receive a First Option and, in addition, a Non-Employee Director who has been granted stock or options by the Company under a consulting or other arrangement shall be ineligible to receive any subsequent automatic grants under this Section 9 unless the Committee determines otherwise.

           (b) Makeup Option. Each Non-Employee Director shall be automatically granted an Option (the “Makeup Option”) to purchase not less than 7,500 and not more than 12,500 shares of Common Stock on the date the Plan is approved by stockholders. The actual number of shares exceeding 7,500 will be the product of 5,000 and the percentage increase, if any, in the Fair Market Value per share of Common Stock on the date the Plan is approved by Stockholders over $9.95, which was the Fair Market Value per share of Common Stock on March 1, 2004.

          (c) Subsequent Option. Each Non-Employee Director shall be automatically granted an Option to purchase 7,500 shares of Common Stock (the “Subsequent Option”) on March 1st of each year provided he or she is then a Non-Employee Director and if, as of such date, he or she shall have served on the Board for at least the preceding six months.

           (d) Terms of Options. The provisions of First Options, Makeup Options and Subsequent Options shall include:

      a term of 10 years;

      an exercise price per share of 100% of the Fair Market Value per share of Common Stock on the date of grant; and

      the cumulative vesting of options to purchase one-third of the shares of Common Stock subject to the Option on the date of grant and one-third of the shares subject to the Option on each of the first and second anniversaries of the date of grant so that 100% of the shares subject to the Option are vested on the second anniversary of the grant date.

     11. Special Provisions.

          (a) Change in Control. Unless otherwise provided in an Option agreement, after a Control Change Date each Option shall be fully exercisable thereafter in accordance with the terms of the applicable Option agreement. If not sooner exercisable under the terms of the applicable Option agreement, a Participant’s Option shall become fully vested and fully exercisable (i) as of his termination of employment if his employment terminates after a Control Change Date and he is terminated without Cause or following his refusal to continue his employment at a location that is more than a 50 mile radius from his principal place of employment prior to the Change of Control or (ii) as of the date that there is material reduction in the Participant’s compensation or duties if such reduction occurs after a Control Change Date. Notwithstanding any other provision of the Plan, a Change in Control shall be deemed an Event for purposes of Section 16(b).

          (b) Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends or cash payments in amounts equivalent to cash dividends with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

     12. Withholding. Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option) or the vesting or payment of any other Award under the Plan or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto.

     13. Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts, partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

     14. No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Related Entities, or interfere in any way with the right of the Company or its Related Entities to terminate his or her Continuous Service at any time.

     15. Governmental Compliance.

          (a) Precondition. Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          (b) Legend. All certificates for Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     16. Adjustments; Corporate Events.

          (a) Triggering Events. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. Subject to compliance with applicable laws, rules and regulations, the Committee’s determination under this Section 16(a) shall be final, binding and conclusive.

          (b) Termination After an Event. Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least 30 days prior to such Event.

          (c) No Limit on Company. The existence of the Plan, the Award agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     17. Award Agreement. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

     18. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, (a) no amendment shall be made without stockholder approval if such approval is necessary to qualify for or comply with any applicable law, regulation or rule for which or with which the Board deems it necessary or desirable to qualify or comply and (b) except as provided in Section 16, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

     19. General Provisions.

          (a) Rule 16b-3 Compliance. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 18(a), such provision, to the extent possible, shall be interpreted and/or deemed amended so as to avoid such conflict.

          (b) No Stockholder Rights. Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to an Award until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 16, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

          (c) Governing Law. The law of the State of Delaware shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

          (d) Gender. Where the context requires, words in any gender shall include any other gender.

          (e) Section Headings. Headings of Sections are inserted for convenience and reference; they do not constitute any part of this plan.

     20. Expiration of the Plan. Subject to earlier termination pursuant to Section 18, the Plan shall have an indefinite term; provided that, no Incentive Stock Options may be granted following the 10-year anniversary of the Effective Date.

     21. Effective Date; Approval of Stockholders. The Plan is effective as of the date it is approved by the affirmative vote of the holders of shares of Common Stock having a majority of the votes cast on the proposal to approve the Plan at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware (the “Effective Date”).

VOTE BY TELEPHONE OR INTERNET

EVCI CAREER COLLEGES INCORPORATED

Voting by telephone or Internet is quick, easy and immediate. As a stockholder of EVCI Career Colleges Incorporated, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, date and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 8:00 p.m., Eastern Time, on July 26, 2004.

To Vote Your Proxy by Internet
www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone
1 (800) 293-8533
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

V    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    V

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this
[X]

	FOR	WITHOUT AUTHORITY			FOR	AGAINST	ABSTAIN
	(All Nominees)	(All Nominees)
1. ELECTION OF CLASS 2 DIRECTORS:	[ ]	[ ]	2.	PROPOSAL TO APPROVE AMENDMENT OF CERTIFICATE OF INCORPORATION	[ ]	[ ]	[ ]
(To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below)
			3.	PROPOSAL TO APPROVE THE 2004 INCENTIVE STOCK PLAN.	[ ]	[ ]	[ ]

			4.	PROPOSAL TO APPROVE OPTION GRANTS FOR EXECUTIVE OFFICERS.	[ ]	[ ]	[ ]
Dr. John. J. McGrath Royce N. Flippin, Jr.
			5.	PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS.	[ ]	[ ]	[ ]

			6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

        Signature ____________________________________ Signature ____________________________________ Date_____________
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership

EVCI CAREER COLLEGES INCORPORATED
2004 ANNUAL MEETING OF STOCKHOLDERS

(Tuesday July 27, 2004 at 11:00 a.m.)

DIRECTIONS TO ZUPPA RESTAURANT
(Place of Meeting)

BY CAR:	BY TRAIN FROM GRAND CENTRAL STATION:

Coming from Saw Mill River Parkway North
Take the YONKERS AVE WEST exit- (exit 5)
Travel approximately 1.3 miles (8 traffic lights) on YONKERS AVE
Turn RIGHT on RIVERDALE AVE (the 8th traffic light)
Turn LEFT at the 2nd traffic light onto MAIN STREET
ZUPPA is located on the right side half-way down the block.
MetroNorth Hudson Line to Yonkers Station Walk one block south on Buena Vista Ave and turn left onto Main St. ZUPPA is located half-way up the block just past the Post Office
Coming from Henry Hudson Parkway North
Take EXIT 22 - 253RD ST/ RIVERDALE AVENUE exit
Turn RIGHT over parkway onto RIVERDALE AVE
Continue on RIVERDALE AVE for approximately 2.6 miles
Turn LEFT onto MAIN STREET
ZUPPA is located on the right side half-way down the block.

Coming from Cross County Parkway West
Take EXIT 2 - SAW MILL PARKWAY/ ALBANY NORTH exit
Take FIRST exit EXIT 5
Turn RIGHT at the traffic light onto YONKERS AVE
Continue on YONKERS AVE for approximately 1.3 miles (8 traffic lights)
Turn RIGHT on RIVERDALE AVE (the 8th traffic light)
Turn LEFT at the 2nd traffic light onto MAIN STREET
ZUPPA is located on the right side half-way down the block.
(free parking across the street)

V    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    V

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EVCI CAREER COLLEGES INCORPORATED

The undersigned appoints Dr. John J. McGrath and Dr. Arol I. Buntzman, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of EVCI Career Colleges Incorporated held of record by the undersigned at the close of business on June 7, 2004 at the 2004 Annual Meeting of Stockholders of EVCI to be held on July 27, 2004 or at any adjournment thereof.

The Board unanimously recommends that stockholders vote FOR each director nominee and proposals 2, 3, 4 and 5.

(Continued, and to be marked, dated and signed, on the other side)